Exhibit 15.1

Office:+852 2801 6066

Mobile:+852 9718 8740

Email:   rthorp@tta.lawyer

To:51Talk Online Education Group

6 Shenton Way, #38-01 OUE Downtown

Singapore 068809

April 23, 2026

Dear Sirs

51Talk Online Education Group

We have acted as legal advisers as to the laws of the Cayman Islands to 51Talk Online Education Group, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2025 (“Form 20-F”).

We hereby consent to the reference of our name under the heading “Item 10. Additional Information—E. Taxation” in the Form 20-F, and further consent to the incorporation by reference of the summary of our opinions under this caption into the Company’s registration statements on Form S-8 (File No. 333-213457) that was filed on 2 September 2016, Form S-8 (File No. 333-229055) that was filed on 28 December 2018 and Form S-8 (File No. 333-274238) that was filed on 28 August 2023. We also consent to the filing of this consent letter as an exhibit to the annual report on the Form 20-F.

Yours faithfully

/s/ TRAVERS THORP ALBERGA

TRAVERS THORP ALBERGA